Exhibit 99.1

NEWS RELEASE

CONTACTS:	César García, Chief Executive Officer
818-709-1244 x 7123
-or-
Ron Stabiner, The Wall Street Group, Inc.
212-888-4848

FOR IMMEDIATE RELEASE:

IRIS SENIOR MANAGEMENT PRESENTS LONG RANGE GROWTH

PLAN TO ANALYSTS IN NEW YORK

Company Anticipates 3 Times Growth in Revenues in Five Years Driven by

Expansion into New Markets

CHATSWORTH, Calif. & NEW YORK, April 10, 2007 – IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) President and Chief Executive Officer César Garcia, along with Chief Technology Officer Dr. Thomas H. Adams and Iris Diagnostics President Thomas Warekois, told analysts and other select members of the investment community at a luncheon meeting today in New York that the Company has initiated and is actively engaged in the execution of its five-year plan, encompassing new platform technologies and strategic initiatives designed to complement its already established and growing core urinalysis business, with release of new products that will result in a minimum tripling of revenues in five years.

“IRIS is leveraging its core competencies of morphology analysis, chemistry, and ultra-sensitive protein detection,” Mr. Garcia said. “The result will be novel products in urine bacteria detection, cell morphology and ultra-sensitive diagnostic products for cancer and sexually transmitted diseases. Introducing these new applications and platforms over the next five year period will significantly add to the core business of IRIS while simultaneously generating more sales opportunities to new users and new markets.”

At the same time, Mr. Garcia said, the Company’s broad product platform pipeline includes the diversification of IRIS’s proprietary flow imaging technology under what has been termed “Third Generation Morphology™,” or 3 GEMS™ platform into expanded urinalysis and hematology applications. “The 3 GEMS™ platform will provide improved imaging, high sensitivity and specificity with test menus to identify most cell types in full automation through expanded cell differentials with applications in hematology,” Mr. Garcia said. “This expansion of our cell differential platforms will enable IRIS to enter the incremental $1.8 billion hematology market opportunity.”

The process of integrating new technology platforms into the IRIS product portfolio is already under way, as evidenced by the Company’s filing of a 510(k) application with the FDA for its ultra-sensitive, Nucleic Acid Detection ImmunoAssay™, or NADIA™-based Prostate Specific Antigen (PSA) test.

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“IRIS is also planning to release its proprietary automated urine chemistry analyzer during the third quarter of 2007 and a CLIA-waived portable urine chemistry analyzer for the decentralized urine test market, such as physicians’ office laboratories and nurse stations, during the first half of 2008, expanding our product portfolio in urine chemistry,” Mr. Garcia said.

“IRIS continues to evolve as a company, changing to meet the challenges of new business environments,” Mr. Garcia said. “We see our strategic assessment process as critical for the Company’s continuing success. We already have in place the technological resources and capabilities to fully implement this five-year plan. We will continue to drive the growth of our core IRIS business, while anticipating an expanded portfolio revenue stream as a result of the molecular diagnostics contributions.”

Dr. Adams – who, as CTO of Hybritech, Inc., achieved the first FDA clearance for a monoclonal antibody diagnostic product and developed the PSA test for prostate cancer – discussed other NADIA™ applications under development, including ultra-sensitive blood-based tests for the monitoring of HIV viral load and a Her-2 Neu test to monitor the recurrence of breast cancer after a mastectomy or a lumpectomy. He also discussed plans to apply the Company’s novel bubble separation and concentration technology to the rapid detection of minute levels of bacteria in urine. This advancement would change current urine culture laboratory workflow and improve therapy of patients symptomatic of urine tract infection (UTI). The bubble technology is also being applied to detect epithelial cells in blood, including tumor cells to enhance monitoring of cancer patients by providing the capability for blood-based biopsies. Dr. Adams also provided a detailed summary of the IRIS product pipeline, which includes ten new products over the next five years.

Mr. Warekois, who came to IRIS after a successful 27-year career with the Bayer HealthCare Diagnostics Division, discussed IRIS’ market approach to commercialization of its planned product pipeline. “We intend to leverage the commercial synergies among sales, marketing and service, combined with the Company’s successful track record in diagnostics,” Mr. Warekois said. “In addition, the broad technology platforms lends itself to potential joint ventures and licensing opportunities.”

The presentation, which streamed live beginning at 12:45 p.m. Eastern time, is archived on the Company’s website at www.proiris.com and on the Company’s Investor Relations page at http://www.proiris.com/aboutus/investorrelations.php3. The presentation will be available for three months from today.

THE COMPANY

IRIS International, Inc. (www.proiris.com), based in Chatsworth, Calif., is a leading developer, manufacturer, and marketer of medical devices, diagnostic systems and consumables. The Iris Diagnostics Division is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company’s Sample Processing business unit (formerly the StatSpin® subsidiary), based in Westwood, Mass., manufactures innovative centrifuges and blood analysis products. The Iris Molecular Diagnostics (IMD) Subsidiary, based in San Diego, Calif., develops innovative ultra-sensitive diagnostics and sample processing products with applications in the urinalysis, oncology and infectious disease markets. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Tex., is the Company’s imaging research and development subsidiary.

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SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance, market growth, capital requirements, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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